Exhibit 99.1

HEMISPHERX BIOPHARMA, INC.
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One Penn Center
1617 JFK Boulevard
Philadelphia, PA 19103
Philadelphia, PA  19103
Phone: (215) 988-0080
Fax: (215) 988-1739

CONTACT:  Investor Relations
          Dianne Will (518) 398-6222
          ir@hemispherx.net www.hemispherx.net
          Kevin Theiss, CEOcast (212) 732-4300
          ktheiss@ceocast.com

      HEMISPHERX BIOPHARMA, INC. ANNOUNCES COMPLETION OF PRIVATE PLACEMENT

Philadelphia, PA., August 6, 2004. - Hemispherx Biopharma, Inc. (AMEX: HEB) announced today that it had completed a private placement of approximately 3.6 million shares of the Company's common stock and warrants to purchase up to approximately 1,085,000 additional shares of the Company's common stock for aggregate gross proceeds of approximately $7.5 million. The Company issued and sold the shares of common stock and warrants to selected institutional investors including current shareholders. Jefferies & Company, Inc. acted as exclusive financial advisor to, and sole placement agent for, Hemispherx Biopharma.

The Company intends to use the proceeds in order to scale up the manufacturing and launch the marketing of Alferon N(R) its commercially approved product to treat a category of STD infection, and complete the clinical work for its immunotherapeutics/antivirals Ampligen(R) and Oragens(TM) being developed for globally important chronic viral diseases and disorders of the immune system including Chronic Fatigue Syndrome, West Nile Disease, Multiple Sclerosis, HPV, HIV, and Hepatitis.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement under the Securities Act and applicable state securities laws or exemption from those registration requirements. The Company has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors and shares of common stock issuable upon exercise of the warrants acquired by the investors.

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This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Hemispherx

Hemispherx Biopharma, based in Philadelphia, is a biopharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of viral and immune-based chronic disorders. Hemispherx's flagship products include Alferon and the experimental immunotherapeutics/antivirals Ampligen and Oragens. Alferon is approved for a category of STD infection, and Ampligen and Oragens represent experimental nucleic acids being developed for globally important chronic viral diseases and disorders of the immune system including HPV, HIV, CFS, Hepatitis and SARS. Hemispherx's platform technology includes large and small agent components for potential treatment of various chronic viral infections. Hemispherx has in excess of 200 patents comprising its core intellectual property estate, a fully commercialized product (Alferon N) and GMP certified manufacturing facilities for its novel pharma product. For more information please visit www.hemispherx.net

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Information contained in this news release other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, change in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Any specifically referenced investigational drugs and associated technologies of the company (including Ampligen(R) and Oragens(TM)) are experimental in nature and as such are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. The forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Only Clinical Studies under well-controlled conditions can establish efficacy and safety of any product. Clinical trials for other potential indications of the approved biologic Alferon(R) do not imply that the product will ever be specifically approved commercially for these other treatment indication.